UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CHIMERA INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-0630461
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, Ste 2400 New York, New York	10111
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
9.250% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-261462

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Chimera Investment Corporation (the “Registrant”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated August 12, 2024 (the “Prospectus Supplement”) to the prospectus dated December 2, 2021 (the “Base Prospectus” and, collectively with the Prospectus Supplement, the “Prospectus”) contained in the Registrant’s effective Registration Statement on Form S-3 (Registration No. 333-261462), relating to the Registrant’s 9.250% Senior Notes due 2029 (the “Notes”) to be registered hereunder.

The information required by this item is incorporated by reference to the information contained and incorporated by reference in the sections captioned “Description of the Notes” and “Description of Debt Securities” in the Prospectus.

ITEM 2. EXHIBITS.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference).

3.2	Articles of Amendment to the Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed on May 28, 2009 and incorporated herein by reference).

3.3	Articles of Amendment to the Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed on November 5, 2010 and incorporated herein by reference).

3.4	Articles of Amendment to the Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed on April 6, 2015 and incorporated herein by reference).

3.5	Articles of Amendment to the Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.2 to the Registrant’s Report on Form 8-K filed on April 6, 2015 and incorporated herein by reference).

3.6	Articles of Amendment to the Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.6 to the Registrant’s Report on Form 8-A filed on January 17, 2019 and incorporated herein by reference).

3.7	Articles of Amendment to the Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed on May 21, 2024 and incorporated herein by reference).

3.8	Articles of Amendment to the Articles of Amendment and Restatement of Chimera Investment Corporation (filed as Exhibit 3.2 to the Registrant’s Report on Form 8-K filed on May 21, 2024 and incorporated herein by reference).

3.9	Certificate of Correction, dated as of September 10, 2021 (filed as Exhibit 3.7 to the Registrant ‘s Report on Form 8-K filed on September 13, 2021 and incorporated herein by reference).

3.10	Articles Supplementary to the Articles of Amendment and Restatement of Chimera Investment Corporation designating the Company’s 8.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed October 12, 2016 and incorporated herein by reference).

3.11	Articles Supplementary to the Articles of Amendment and Restatement of Chimera Investment Corporation designating the Company’s 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form 8-A filed on February 24, 2017 and incorporated herein by reference).

3.12	Articles Supplementary to the Articles of Amendment and Restatement of Chimera Investment Corporation designating the Registrant’s 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (filed as Exhibit 3.8 to the Company’s Report on Form 8-A filed September 18, 2018 and incorporated herein by reference).

Exhibit No.	Description

3.13	Articles Supplementary to the Articles of Amendment and Restatement of Chimera Investment Corporation designating the Registrant’s 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (filed as Exhibit 3.10 to the Company’s Report on Form 8-A filed January 17, 2019 and incorporated herein by reference).

3.14	Amended and Restated Bylaws of Chimera Investment Corporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 10, 2017 and incorporated herein by reference).

4.1	Description of Chimera Investment Corporation securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on February 29, 2024 and incorporated herein by reference).

4.2	Specimen Common Stock Certificate of Chimera Investment Corporation (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference).

4.3	Form of specimen certificate representing the shares of 8.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Report on Form 8-K filed October 12, 2016 and incorporated herein by reference).

4.4	Form of specimen certificate representing the shares of 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on February 24, 2017 and incorporated herein by reference).

4.5	Form of specimen certificate representing the shares of 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on September 18, 2018 and incorporated herein by reference).

4.6	Form of specimen certificate representing the shares of 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on January 17, 2019 and incorporated herein by reference).

4.7	Indenture, dated April 13, 2020, between the Registrant and Wilmington Trust, National Association, as Trustee (filed as Exhibit 4.1 to the Registrant’s Form 8-K, dated April 13, 2020 and incorporated herein by reference).

4.8	Second Supplemental Indenture, dated May 22, 2024, between the Registrant and Wilmington Trust, National Association, as Trustee (filed as Exhibit 4.8 to the Registrant’s Form 8-A, dated May 22, 2024 and incorporated herein by reference).

4.9*	Third Supplemental Indenture, dated August 19, 2024, between the Registrant and Wilmington Trust, National Association, as Trustee.

4.10	Form of 9.000% Senior Notes due 2029 (filed as Exhibit 4.9 to the Registrant’s Form 8-A, dated May 22, 2024 and incorporated herein by reference).

4.11*	Form of 9.250% Senior Notes due 2029 (attached as Exhibit A to the Third Supplemental Indenture, filed as Exhibit 4.9 hereto).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION (REGISTRANT)

Date: August 19, 2024

	By:	/s/ Miyun Sung
	Name:	Miyun Sung
	Title:	Chief Legal Officer and Secretary